      As filed with the Securities and Exchange Commission on June 30, 2000

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             OPTIMARK HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                         22-3730995
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                       Identification Number)

                      10 EXCHANGE PLACE CENTRE, 24TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302
               (Address of principal executive offices) (zip code)

                                STOCK OPTION PLAN
                                 1999 STOCK PLAN

                                JAMES G. RICKARDS
                             SENIOR VICE PRESIDENT,
                           GENERAL COUNSEL & SECRETARY
                             OPTIMARK HOLDINGS, INC.
                      10 EXCHANGE PLACE CENTRE, 24TH FLOOR
                          JERSEY CITY, NEW JERSEY 07302
                                 (201) 536-7000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                Mark L. Weissler
                       Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005

====================================================================================================================================

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                            Proposed Maximum     Proposed Maximum       Amount of
                                                          Amount to be       Offering Price          Aggregate        Registration
        Title of Securities to be Registered             Registered (1)         Per Share       Offering Price (1)         Fee
------------------------------------------------------------------------------------------------------------------------------------
Stock Option Plan
     Common Stock and Options to Purchase
     Common Stock                                             6,490,212         $  6.10 (2)      $  39,590,293 (2)      $  10,452
1999 Stock Plan
     Common Stock* and Options to Purchase  Common
     Common Stock                                            11,709,788         $  7.37 (3)      $  86,301,137 (3)      $  22,784
                                                                                                                        ---------
TOTAL REGISTRATION FEE                                                                                                  $  33,236
                                                                                                                        =========

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the Registrant's Stock Option Plan and 1999 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The proposed maximum offering price per share represents a weighted average exercise price of the shares subject to outstanding options to purchase Common Stock under the Stock Option Plan pursuant to Rule 457(h) of the Securities Act of 1993, as amended (the "Securities Act").

(3) The proposed maximum offering price per share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) of the Securities Act. With respect to 7,882,950 shares subject to outstanding options to purchase Common Stock under the 1999 Stock Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $10.00 per share pursuant to Rule 457(h) under the Securities Act. With respect to 3,826,838 shares of Common Stock available for future grant under the 1999 Stock Plan, the estimated proposed maximum offering price per share was determined pursuant to Rule 457(h) under the Securities Act to be equal to the book value of the Registrant's Common Stock on May 31, 2000.

* INCLUDES ASSOCIATED RIGHTS (THE "RIGHTS") TO PURCHASE PREFERRED OR COMMON STOCK. UNTIL THE OCCURRENCE OF CERTAIN PRESCRIBED EVENTS, NONE OF WHICH HAS OCCURRED, THE RIGHTS ARE NOT EXERCISABLE.

                                     PART I

Item 1. Plan Information

      This registration statement relates to the registration of 18,200,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of OPTIMARK HOLDINGS, INC. (the "Registrant") awarded under the Stock Option Plan and the 1999 Stock Plan (together, the "Plans"). Documents containing the information required by Part I of the registration statement will be sent or given to participants in the Plans as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

Item 2. Registrant Information and Employee Plan Annual Information

      The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this registration statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this registration statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, OptiMark Holdings, Inc., 10 Exchange Place Centre, 24th Floor, Jersey City, New Jersey 07302 (telephone: 201-536-7000).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

      OptiMark Holdings, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following:

      The Registrant's Registration Statement on Form 10 filed with the Commission on May 1, 2000, as amended and which became effective on June 30, 2000, in which is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and which includes the Registrant's audited financial statements for the Registrant's fiscal year ended December 31, 1999.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

      The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware grants corporations the power to indemnify their directors, officers, employees and agents.

      The Registrant's bylaws and certificate of incorporation, as amended provide that it will indemnify any person who was or is a party or is threatened to be made a party to any proceeding, because he was a director or officer, or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another enterprise. The indemnity covers expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred in connection with the proceeding, to the fullest extent permitted by the Delaware General Corporation Law. The indemnity is payable only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any of the Registrant's other employees or agents may be indemnified to the maximum extent permitted by law as authorized by the board of directors. The Registrant's bylaws provide that this indemnification is not exclusive of other rights to which these persons may be entitled.

      The Registrant's certificate of incorporation, as amended also contains provisions exculpating a director from liability for breaches of fiduciary duty as a director, except for liability:

            - for any breach of the directors' duty of loyalty to the Registrant or its stockholders,

            - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

            - in respect of certain unlawful dividend payments or stock redemptions or repurchases, or

            - for any transaction from which the director derived an improper personal benefit.

      The Registrant's certificate of incorporation, as amended also provides that it will have the power to maintain insurance covering the Registrant's directors, officers and employees against any liability or loss whether or not the Registrant could indemnify them against the liability or loss under Delaware law. The Registrant currently maintain directors' and officers' liability insurance.

Item 7. Exemption From Registration Claimed

      Not applicable.

Item 8. Exhibits

      The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere in this registration statement and is hereby incorporated by reference.

Item 9. Undertakings

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on June 26, 2000.

                                    OptiMark Holdings, Inc.

                                    By:  /s/  Phillip J. Riese
                                         Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                              Title                               Date
           ---------                                              -----                               ----
/s/  William A. Lupien                                     Chairman of the Board                 June 22, 2000
----------------------

/s/  Phillip J. Riese                         Chief Executive Officer and Director (Principal    June 26, 2000
---------------------                           Executive, Financial and Accounting Officer)

/s/  John T. Rickard                                              Director                       June 22, 2000
--------------------

/s/  Jerome H. Bailey                                             Director                       June 26, 2000
---------------------

/s/  Peter L. Bloom                                               Director                       June 27, 2000
-------------------

/s/  Ronald D. Fisher                                             Director                       June 26, 2000
---------------------

/s/  Richard W. Jones                                             Director                       June 23, 2000
---------------------

/s/  Morton H. Meyerson                                           Director                       June 23, 2000
-----------------------

/s/  Michael D. O'Halleran                                        Director                       June 22, 2000
--------------------------

/s/  Kenneth D. Pasternak                                         Director                       June 28, 2000
-------------------------

                                  EXHIBIT INDEX


 Exhibit
  Number
   4.1*    Stock Option Plan

   4.2*    Form of Stock Option Agreement for the Stock Option Plan

   4.3*    1999 Stock Plan

   4.4*    Form of Stock Option Agreement for the 1999 Stock Plan

   4.5     Form of Restricted Stock Purchase Agreement for the 1999
           Stock Plan

   4.6     Form of Common Stock Equivalent Agreement for the 1999 Stock
           Plan

   5.1     Opinion of Milbank, Tweed, Hadley & McCloy LLP

  23.1     Consent of Deloitte & Touche LLP

  23.2     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the
           Opinion filed as Exhibit 5.1)

* Previously filed as an exhibit to the Registrant's Registration Statement on Form 10 (No. 000-30527) and incorporated by reference thereto.